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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019

AXA Equitable Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38469	90-0226248
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1290 Avenue of the Americas, New York, New York		10104
(Address of principal executive offices)		(Zip Code)

(212) 554-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pearson Employment Agreement

On February 27, 2019, AXA Equitable Holdings, Inc. (“EQH”), AXA Equitable Life Insurance Company and Mr. Pearson agreed to an amendment to his employment agreement to change the definition of “change in control” to follow the definition of such term in the AXA Equitable Supplemental Severance Plan for Executives.

AXA Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (the “Plan”)

On February 25, 2019, the Compensation Committee of EQH’s Board of Directors approved an amendment to the Plan increasing the number of shares of EQH’s common stock (“Common Stock”) available for issuance in connection with equity awards granted under the Plan by two million shares (the “Amendment”). The holder of a majority of the outstanding shares of our Common Stock executed a written consent approving the Amendment on February 28, 2019 (the “Record Date”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On the Record Date, EQH’s authorized capital stock consisted of 2,000,000,000 shares of Common Stock, of which 522,335,074 shares were issued and outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of the stockholders.

On the Record Date, AXA S.A. (“AXA”) held voting power over 313,162,500 shares of Common Stock, representing approximately 60.0% of outstanding shares. AXA consented in writing on the Record Date to the adoption of the Amendment. Such vote constituted approval of the proposed corporate action by approximately 60.0% of the issued and outstanding shares of Common Stock.

Section 228 of the Delaware General Corporation Law and EQH’s Amended and Restated Certificate of Incorporation provide that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Accordingly, AXA’s written consent on the Record Date was sufficient to approve the adoption of the Amendment.

EQH will file an Information Statement on Schedule 14C with the Securities and Exchange Commission and mail the Information Statement on Schedule 14C to stockholders as of the Record Date, notifying them of the action taken by written consent by AXA to approve the Amendment. The Amendment approval will become effective twenty days from the date that the Information Statement is first mailed to our stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXA EQUITABLE HOLDINGS, INC.

Date: March 5, 2019	By:	/s/ Ralph Petruzzo
	Name:	Ralph Petruzzo
	Title:	Vice President and Associate General Counsel